UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2014

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

I. On June 1, 2014, the Company entered into an Agreement for Chairman of Financial Advisory Board (“CFAB” or “Chairman”) with Revolution Investment Management’s Robert M. Cohen. Based in New York, Mr. Cohen will work alongside the Company’s corporate headquarters in Scottsdale Arizona and will be responsible for overseeing operations in finance, which will include assisting CAPEX growth planning for current and future business projects and development support. With 32 years in the investment industry, Mr. Cohen was Founder and President of Robert M. Cohen and Co. Inc., a full service brokerage firm specializing in investment banking, research and market making for over 15 years with offices in Great Neck, NY and Greenwich, CT. He graduated Cum Laude with a BA in Economics from SUNY Albany.

The material terms of the Agreement with the Company and Mr. Cohen include:

i) Advisory Fee. The Company  shall  pay the CFAB a  fee  at the  rate  of Sixty Thousand Dollars ($60,000.00) for six months, which shall be paid from the Company’s resources; either from corporate revenue or capital raises. The Company and CFAB unilaterally agree that out of each tranche of invested capital a portion will go towards this fee.

ii) Additional Compensation. For services rendered under this Agreement, the Company will issue a 12 month 6% Convertible Debenture in favor of the Chairman and/or his company for seventy fifty ($75,000.00) thousand dollars which the Chairman will not convert out of until he is no longer holds this position. In the event of (i) a merger, change in control or sale of the Company or Chairman either is terminated as a board member or is not asked to remain on as Chairman, where Chairman has not engaged in conduct during his tenure on the financial advisory board which would constitute “cause” for such termination, as determined by a majority vote of the disinterested board member shall remain the property of the Chairman or his company with all rights and privileges thereto. “Cause” means a determination by the by the majority of the disinterested board members that the Chairman has been engaged in any of the following” (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation; (iv) willful conversion of corporate funds; (v) material breach of an obligation to make full disclosure; (vi) gross incompetence; (viii) gross inefficiency; (ix) acts of moral turpitude; (x) repeated failure to participate (either by telephone or electronically through an internet based service such as Skype) to participate in board meetings on a regular basis despite having received proper notice of the meetings at least 48 hours in advance thereof. The removal of the Chairman as Chairman, by itself, shall not affect the rights and privileges of the holder of the debenture.  The Chairman or his companies are subject to the rights and privileges afforded to them by the debenture documentation.

iii) Extensions. The Agreement may be extended by additional six (6) month periods for the same compensation as outlined in sections (a) and (b) above. Chairman may from time to time during his tenure be granted or awarded additional compensation. Such compensation will be determined by the company’s board.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 3.02. Unregistered Sales of Equity Securities

Please see Item 1.01 above.

ITEM 9.01 Financial Statements and Exhibits.

 (d) EXHIBITS.

Exhibit Number	Description

10.01	Agreement for Chairman of Financial Advisory Board Dated June 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer